Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-181020, No. 333-188950, No. 333-205102, No. 333-208149, No. 333-234417, and No. 333-257095) of Trilogy Metals Inc. of (i) our report dated February 13, 2023, relating to the consolidated financial statements of Trilogy Metals Inc., and (ii) our report dated February 13, 2023 relating to the financial statements of Ambler Metals LLC, both of which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chartered Professional Accountants
Vancouver, Canada
February 13, 2023